UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2017

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600
Dallas, Texas 75225
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On January 11, 2017, Energy Transfer Partners, L.P. (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc. and TD Securities (USA) LLC, as joint book-running managers and representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering by the Partnership of $600 million aggregate principal amount of its 4.200% Senior Notes due 2027 and $900 million aggregate principal amount of its 5.300% Senior Notes due 2047 (collectively, the “Notes”). The Notes were issued under the Indenture dated as of January 18, 2005 (the “Indenture”), among the Partnership, as issuer, the subsidiary guarantors named therein, and Wachovia Bank, National Association, as trustee, as supplemented by the Sixteenth Supplemental Indenture (the “Supplemental Indenture”), dated as of January 17, 2017, between the Partnership and U.S. Bank National Association, as successor trustee.
The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto, and is incorporated herein by reference.
The offering of the Notes has been registered under the Securities Act, pursuant to a Registration Statement on Form S-3ASR (Registration No. 333-202507) of the Partnership, as supplemented by the Prospectus Supplement dated January 11, 2017 relating to the Notes (together with the accompanying prospectus dated March 5, 2015, the “Prospectus Supplement”), filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on January 13, 2017.
On January 17, 2017, the Partnership completed its public offering (the “Offering”) of the Notes. A legal opinion related to the Notes is included as Exhibit 5.1 hereto. The Partnership received net proceeds of approximately $1.48 billion from the Offering, after deducting the underwriters’ discount and estimated offering expenses, and intends to use the net proceeds to refinance current maturities and to repay borrowings outstanding under its revolving credit facility.
The terms of the Notes and the Supplemental Indenture are further described in the Prospectus Supplement under the captions “Description of Notes” and “Description of the Debt Securities.” Such descriptions do not purport to be complete and are qualified by reference to the Indenture and the Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.
As more fully described under the caption “Underwriting” in the Prospectus Supplement, from time to time, certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Partnership or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, certain of the Underwriters and their affiliates are lenders under the Partnership’s revolving credit facility and, as such, may receive a portion of the proceeds from the Offering pursuant to the repayment of borrowings under such facility.
Item 7.01.    Regulation FD Disclosure.
On January 11, 2017, the Partnership issued a press release relating to the pricing of the public offering of the Notes contemplated by the Underwriting Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
1.1
Underwriting Agreement dated as of January 11, 2017 among Energy Transfer Partners, L.P., Merrill Lynch, Fenner & Smith Incorporated, MUFG Securities Americas Inc. and TD Securities (USA) LLC, as representatives of the several underwriters named therein.

4.1
Indenture dated as of January 18, 2005 among Energy Transfer Partners, L.P., as issuer, the subsidiary guarantors named therein, and Wachovia Bank, National Association, as trustee (filed as Exhibit 4.1 to Form 8-K of Energy Transfer Partners, L.P. filed January 19, 2005 and incorporated herein by reference).

4.2
Sixteenth Supplemental Indenture dated as of January 17, 2017 by and between Energy Transfer Partners, L.P., as issuer, and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.3	Forms of Notes (included in Exhibit 4.2 above).
5.1	Opinion of Latham & Watkins LLP regarding the legality of the Notes.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).
99.1	Press Release, dated January 11, 2017, announcing the pricing of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY TRANSFER PARTNERS, L.P.
By: Energy Transfer Partners GP, L.P., its general partner

By: Energy Transfer Partners, L.L.C, its general partner

Date: January 17, 2017	By: /s/ Thomas E. Long Thomas E. Long Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1
Underwriting Agreement dated as of January 11, 2017 among Energy Transfer Partners, L.P., Merrill Lynch, Fenner & Smith Incorporated, MUFG Securities Americas Inc. and TD Securities (USA) LLC, as representatives of the several underwriters named therein.

4.1
Indenture dated as of January 18, 2005 among Energy Transfer Partners, L.P., as issuer, the subsidiary guarantors named therein, and Wachovia Bank, National Association, as trustee (filed as Exhibit 4.1 to Form 8-K of Energy Transfer Partners, L.P. filed January 19, 2005 and incorporated herein by reference).

4.2
Sixteenth Supplemental Indenture dated as of January 17, 2017 by and between Energy Transfer Partners, L.P., as issuer, and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee.

4.3	Forms of Notes (included in Exhibit 4.2 above).
5.1	Opinion of Latham & Watkins LLP regarding the legality of the Notes.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).
99.1	Press Release, dated January 11, 2017, announcing the pricing of the Notes.